UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2020

Protara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36694	20-4580525
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Little West 12th Street New York, NY	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 844-0337

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TARA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Scott Braunstein, M.D. from the Board of Directors

On July 20, 2020, Scott Braunstein, M.D. notified Protara Therapeutics, Inc. (the “Company”) of his resignation from the Company’s Board of Directors (the “Board”), effective immediately. Dr. Braunstein’s resignation is not the result of any disagreement with the Company. Dr. Braunstein served on the Audit Committee of the Board (the “Audit Committee”) prior to his resignation from the Board.

Departure of Julio Casoy, M.D. as Chief Medical Officer

Effective August 3, 2020, Julio Casoy, M.D. will no longer be employed by the Company as Chief Medical Officer.

Appointment of Barry Flannelly, Pharm.D, MBA to Board of Directors

On July 23, 2020, the Board appointed Barry Flannelly, Pharm.D, MBA as a Class III director to fill the vacancy created by Dr. Braunstein’s resignation, to serve in such capacity until the Company’s 2023 annual meeting of stockholders.

Dr. Flannelly will be entitled to receive compensation for his service as a director of the Company in accordance with the Company’s Amended and Restated Non-Employee Director Compensation Policy (the “Compensation Policy”). The Compensation Policy provides for annual cash compensation of $40,000 for service on the Board, payable in equal quarterly installments and pro-rated based on days served in the applicable fiscal year. In addition, pursuant to the Compensation Policy, on July 23, 2020, Dr. Flannelly was granted a stock option to purchase 18,000 shares of the Company’s common stock, which will vest in equal monthly installments following the date of grant over a three year period, and a separate stock option to purchase 8,250 shares of the Company’s common stock, which will vest in equal monthly installments following the date of grant over a one year period, and in any event will be fully vested on the date of the Company’s 2021 annual meeting of stockholders. The Company also entered into its standard form of indemnification agreement with Dr. Flannelly, and the rights under such indemnification agreement are described under the caption “Limitation on Liability and Indemnification Matters” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities Exchange Commission on April 23, 2020.

There is no arrangement or understanding between Dr. Flannelly and any other person pursuant to which Dr. Flannelly was appointed as a director. There are no transactions between the Company and Dr. Flannelly that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Appointment of Richard Levy, M.D. to the Audit Committee

On July 23, 2020, the Board appointed Richard Levy, M.D., a current independent member of the Board, to serve as a member of the Audit Committee.

Item 7.01 Regulation FD Disclosure.

On July 24, 2020, the Company issued a press release announcing the appointment of Dr. Flannelly.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press release, dated July 24, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protara Therapeutics, Inc.

Dated: July 24, 2020	By:	/s/ Blaine Davis
Blaine Davis Chief Financial Officer

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